Exhibit
                                                                            23.1
Consent of Independent Registered Public Accounting Firm

GraphOn Corporation
Santa Cruz, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-156229, 333-145284, 333-119402, 333-107336,
333-40174 and 333-88255) of GraphOn Corporation of our report dated March 31, 2009, relating to the consolidated financial statements, which appear in this Form 10-K.


/s/ Macias Gini & O'Connell LLP
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Macias Gini & O'Connell LLP
Sacramento, California


March 31, 2009